Exhibit 14.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders

CEMEX, S.A.B. de C.V.:

We hereby consent to the incorporation by reference in (i) the Registration Statement on Form S-8 (File No. 333-13970) of CEMEX, S.A.B. de C.V., (ii) the Registration Statement on Form S-8 (File No. 333-83962) of CEMEX, S.A.B. de C.V., (iii) the Registration Statement on Form S-8 (File No. 333-86090) of CEMEX, S.A.B. de C.V., (iv) the Registration Statement on Form S-8 (File No.333-128657) of CEMEX, S.A.B. de C.V. and (v) the Registration Statement on Form F-3 (File No. 333-161787) of CEMEX, S.A.B. de C.V. of our reports dated June 25, 2010, with respect to the consolidated balance sheets of CEMEX, S.A.B. de C.V. and subsidiaries (the Company) as of December 31, 2009 and 2008, and the related consolidated statements of income and changes in stockholders’ equity for the years ended December 31, 2009, 2008 and 2007, and the related statements of cash flows for the years ended December 31, 2009 and 2008, and the related statement of changes in financial position for the year ended December 31, 2007, and the effectiveness of internal control over financial reporting as of December 31, 2009, which reports appear in the December 31, 2009 Annual Report on Form 20-F of CEMEX, S.A.B. de C.V.

KPMG Cárdenas Dosal, S.C.

/s/ Celin Zorrilla Rizo

Monterrey, N.L., Mexico

June 29, 2010